EXHIBIT 99.1
For Release June 5, 2006 – 4:30 a.m. PDT

STERLING FINANCIAL CORPORATION OF SPOKANE, WA,
ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE
FIRSTBANK NW CORP. OF CLARKSTON, WA
Spokane, WA and Clarkston, WA—June 5, 2006 — Sterling Financial Corporation (NASDAQ: STSA) and FirstBank NW Corp. (NASDAQ: FBNW) announced today that they have signed a definitive agreement for the merger of FirstBank NW Corp. (FirstBank) with and into Sterling Financial Corporation (Sterling). This combination strengthens Sterling’s leadership position in Pacific Northwest regional community banking. As a leading provider of commercial and community banking services, augmented by a strengthened branch network, premier banking products and Hometown Helpful® services, this merger positions both companies for greater success, by building strength on strength.
The transaction, which is valued at approximately $169.6 million, is expected to close in the fourth quarter of 2006 (pending FirstBank shareholder and regulatory approval and other customary closing conditions). The transaction is expected to be accretive to Sterling’s earnings per share in 2007. Cost savings benefits will be derived primarily from consolidations of back office operations and other related operating expenses. Sterling expects to consolidate branches in appropriate locations. These planned consolidations will avoid staff reductions, and Sterling will endeavor to ensure continuity of production staff in these communities.
Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, each share of FirstBank common stock will be converted into the right to receive 0.7890 shares of Sterling common stock and $2.55 in cash, subject to certain conditions. Based upon Sterling’s closing price on June 2, 2006 of $31.19 per share, the consideration is equivalent to $27.16 per share of FirstBank common stock.
Based upon financial data for Sterling and FirstBank as of March 31, 2006, and assuming the completion of Sterling’s proposed acquisition of Lynnwood Financial Group, Inc., the financial data of which is as of December 31, 2005, the combined company will have approximately $9.2 billion in total assets, deposits of approximately $6.1 billion, and loans of $6.3 billion.
Approval of the definitive agreement by the FirstBank Board of Directors concludes a process that required the evaluation of numerous proposals from other potential acquirors, including a major shareholder of FirstBank, Crescent Capital VI, L.L.C. Each of the proposals received were evaluated by the FirstBank Board of Directors with the assistance of its counsel and financial advisors and in conjunction with FirstBank’s business plan to determine the feasibility of each such proposed transaction and whether it was in the best interests of FirstBank and its shareholders.

Sterling’s Chairman and Chief Executive Officer, Harold B. Gilkey, commented, “We are very pleased to welcome the employees, customers and investors of FirstBank into the Sterling family. Sterling’s consistent and continued growth over the past ten years reaffirms our belief that building relationships and taking care of business one customer at a time is how community banking is done. FirstBank is a superb strategic fit for Sterling in terms of geography, demographics and client service philosophy, and represents a unique opportunity to expand our community banking franchise in our home markets. This merger also represents a growth opportunity to deepen our footprint and to provide Sterling’s Hometown Helpful® products and services to FirstBank’s customers, while at the same time solidifying Sterling’s Idaho presence and bolstering market share in the tri-state region.”
According to Clyde E. Conklin, President and Chief Executive Officer of FirstBank, “We believe this combination is positive for FirstBank’s customers, shareholders and employees. Sterling is highly regarded as a regional community bank that has succeeded by delivering exceptional customer service and by working closely with the communities it serves. This transaction will provide our customers and communities with greater access to Sterling’s comprehensive range of community and commercial bank products, all with continuing high quality service levels. FirstBank employees should benefit from expanded resources and deeper support made available to them as part of a larger financial institution.”
Commenting further, Mr. Gilkey stated, “We believe this transaction is a win-win for the shareholders of both companies. This transaction reflects our long-range strategic plan of concentrating on our core businesses, including our ability to diversify loan portfolio opportunities, and increasing deposit market share across the region.”
Sterling and FirstBank will host a conference call for investors, analysts and other interested parties on Monday, June 5, 2006 at 8:30 a.m. PT (11:30 a.m. ET). Participants will include:
•	Harold B. Gilkey, Chairman and CEO of Sterling

•	Clyde E. Conklin President and CEO of FirstBank

•	Daniel G. Byrne, EVP and CFO of Sterling
Investors, analysts and other interested parties may access the teleconference at 312-470-7400 and use the password “STERLING.” A replay will be available from approximately 11:00 a.m. PT on June 5, 2006 until July 6, 2006 at midnight PT. The replay number is 203-369-3089. In addition, Sterling has prepared an Investor Presentation to accompany the audio call. The presentation is available via the Internet at www.sterlingfinancialcorporation-spokane.com. The Investor Relations site contains the investor presentation, as well as the link to the audio webcast for the Friday morning conference call.
FirstBank is being advised in this transaction by Sandler O’Neill & Partners, L.P. and RP Financial, LC. Sandler O’Neill & Partners, L.P. has provided advice to Sterling in the past.

ABOUT STERLING FINANCIAL CORPORATION
Sterling Financial Corporation of Spokane, Washington is a bank holding company, the principal operating subsidiary of which is Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana. Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Arizona, Utah and California. Sterling Savings Bank’s subsidiary, Harbor Financial Services, provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products, through regional representatives throughout Sterling Savings Bank’s branch network.
ABOUT FIRSTBANK NW CORP
FirstBank NW Corp. is a savings and loan holding company for FirstBank Northwest, which offers various banking services in Washington, Idaho and Oregon. FirstBank’s deposit instruments include NOW, money market deposit and regular savings accounts; treasury, taxes and loans accounts for local businesses; certificates of deposit; retirement savings plans; and securities sold under agreements to repurchase. FirstBank also originates residential mortgage, commercial, agricultural real estate, construction, consumer, home equity, auto dealer and other non real estate loans. In addition, it invests in mortgage-backed and investment securities. Currently, FirstBank operates eight depository offices in Idaho, three in Washington and nine in Oregon. It also operated six real estate loan production centers and five commercial and agricultural production centers. FirstBank NW Corp., formerly known as FirstBank Corp., was founded in 1920 and is based in Clarkston, Washington.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
Sterling intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and FirstBank expects to mail a proxy statement/prospectus to its security holders, containing information about the transaction. Investors and security holders of Sterling and FirstBank are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Sterling, FirstBank and the proposed merger. In addition to the registration statement to be filed by Sterling and the proxy statement/prospectus to be mailed to the security holders of FirstBank, Sterling and FirstBank file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. The documents filed by Sterling may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by FirstBank may also be obtained by requesting them in writing at FirstBank NW Corp., 1300 16th Avenue, Clarkston, WA 99403 or by telephone at (509) 295-5100. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by FirstBank on its website at www.fbnw.com.
Sterling, FirstBank and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of FirstBank with respect to the transactions contemplated by the proposed merger. Information regarding Sterling’s officers and directors is included in Sterling’s proxy statement for its 2006 annual meeting of shareholders filed with the Securities and Exchange Commission on March 24, 2006. Information regarding FirstBank’s officers and directors is included in FirstBank’s proxy statement for its 2005 annual meeting of shareholders filed with the Securities and Exchange Commission on June 17, 2005. A description of the interests of the directors and executive officers of Sterling and FirstBank in the merger will be set forth in FirstBank’s proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission when they become available.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about: (i) the benefits of the merger between Sterling and FirstBank, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling’s and FirstBank’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and FirstBank, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and FirstBank may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the shareholders of FirstBank may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling’s and FirstBank’s markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling’s and FirstBank’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The documents filed by Sterling, may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Sterling on its website at www.sterlingfinancialcorporation-spokane.com.The documents filed by FirstBank may also be obtained by requesting them in writing at FirstBank NW Corp., 1300 16th Avenue, Clarkston, WA 99403 or by telephone at (509) 295-5100. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by FirstBank on its website at www.fbnw.com.
Sterling and FirstBank caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sterling or FirstBank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling and FirstBank do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Contacts:	Sterling Financial Corporation
Harold B. Gilkey
Chairman and Chief Executive Officer
509-354-8186

Sterling Financial Corporation
Daniel G. Byrne
EVP, Chief Financial Officer
509-458-3711

Marie Hirsch
AVP, Director of Investor Relations
509-354-8165

Media Contacts:	Jennifer Lutz
Public Relations Specialist
509-458-2711 Extension 6545

FirstBank Contact:	FirstBank NW Corp.
Clyde E. Conklin
President and Chief Executive Officer
509-295-5100

Larry K. Moxley EVP Chief Financial Officer
509-295-5100